ATTACHMENT TO MUELLER CO. CHATTANOOGA PLANT
             RETIREMENT SAVINGS AND INVESTMENT PLAN
                FOR HOURLY EMPLOYEES COVERED BY A
                 COLLECTIVE BARGAINING AGREEMENT


1. Notwithstanding Paragraph 6A of the Adoption Agreement, a Member eligible to receive a lump sum payment from the Employer in lieu of post-retirement medical benefits may also elect to have the Employer contribute part or all of such amount to the Plan as Elective Deferrals.

2. In addition to the Matching Contributions provided in Paragraph 6C of the Adoption Agreement, the Employer shall also make an initial Employer Contribution for each Member eligible to enroll in the Plan on January 1, 1992. Notwithstanding any language to the contrary in Paragraph 6D of the Adoption Agreement or Section 5.05B of the Basic Plan Document, each Member referred to in the preceding sentence shall be allocated an initial Employer Contribution of $100.

3. Notwithstanding Paragraph 9 of the Adoption Agreement, each eligible employee who is hired before January 1, 1992 can enroll in the Plan on January 1, 1992. Each eligible employee hired after January 1, 1992 who is 55 or older on date of hire is eligible to enroll in the Plan on the Entry Date coincident with or immediately following his date of hire.

4. Notwithstanding Paragraph 10B of the Adoption Agreement, a Member is always fully vested in the initial Employer Contribution of $100.

5. Section 2.08 of the Basic Plan Document is amended by deleting said Section in its entirety and substituting the following in lieu thereof:

     "2.08 'Disability' means any medical determinable physical or mental impairment of the Member which qualifies the Member for Social Security disability benefits."

6. Section 4.04B of the Basic Plan Document is amended by deleting the reference to "fifteen (15) days" and sub-stituting therefor "thirty (30) days."

7. Section 4.04B of the Basic Plan Document is amended by adding the following at the end thereof:


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     "A Member who suspends contributions may resume contributions as of any
     Entry Date which succeeds the date of suspension by at least six (6) months, by means of written notice to the Plan Administrator at least thirty (30) days prior to the date on which the resumption is to be effective."

8. Section 7.05 of the Basic Plan Document is amended by add-ing the following sentence at the end thereof:

     "A Member who is on layoff status shall not be deemed to have incurred a termination of employment, but such Member shall not be eligible to make Elective Deferrals or to receive Matching Contributions while on layoff status."





ZP-4587/T